Exhibit 99.1
SpendSmart Turns Profit in January 2015 Powered by Masterminds Mobile & Digital Licenses

SpendSmart Networks, Inc. announces its first profitable month in January 2015.

San Luis Obispo, CA (PRWEB) February 20, 2015

SpendSmart Networks, Inc. (OTCQB: SSPC) a leading national full-service mobile and loyalty marketing agency, which operates the SMS Masterminds Mobile Loyalty Software License, has achieved its first profitable month in January 2015.

Based on unaudited preliminary financials, and excluding non-cash expenses such as stock based compensation and depreciation, January 2015 is the first profitable month for the company in recent history.

“This is another great milestone as we leverage our amazing team, board of directors, licensees and merchants to build a world-class organization. Our year-over-year revenue growth for January is almost 900%. We achieved this while expanding our team significantly to almost 50 people in San Luis Obispo, and getting our fiscal house in order. Closing the card business to focus on our core competency has placed the company in a more strategic stance for the future. Investing in our mobile division and making a strategic acquisition last year of TechXpress were aggressive moves that are already paying off,” explains Alex Minicucci, CEO of SpendSmart.

Last year SpendSmart grew from approximately 55 Masterminds licensees to 170 by year-end, and from 1.4M customers to 3M at year-end. On Jan 5, 2015, a second software license, referred to as the “THRIVE license” was launched using resources from the TechXpress acquisition. As of Feb 18th, SpendSmart has 58 “THRIVE” licensees.
Minicucci continues, “We are excited by the results of the THRIVE license launch; it’s a much needed solution for merchants and a strategic asset for our licensees. Coming in April we will be launching Off Day Trainer, our first niche product designed for the fitness industry. By leveraging our licensee network we deploy rapidly in markets across the country, creating new recurring revenue streams for ourselves and our licensees.”

About SpendSmart

SpendSmart Networks provides proprietary loyalty systems and a suite of digital engagement and marketing services that help local merchants build relationships with consumers and drive revenue. These services are implemented and supported by a vast network of certified digital marketing specialists, aka “Certified Masterminds,” who drive revenue and consumer relationships for merchants via loyalty programs, mobile marketing, mobile commerce and financial tools, such as prepaid card and reward systems. Consumers’ dollars go further when they spend it with merchants in the SpendSmart network of merchants, as they receive exclusive deals, earn rewards and ultimately build a connection with their favorite merchants. For more information on SpendSmart, please visit http://www.spendsmartinc.com.

Forward-Looking Statements

Certain statements in this newsletter are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about SpendSmart’s profitability, ongoing monthly performance and financial results, the THRIVE license, Off Day Trainer software, and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “positions,” “believe,” “should,” “may,” “intends,” “expects,” “future,” “believes,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause SpendSmart Networks’ actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others, uncertainties involved in launching new products or services, achieving market acceptance; uncertainties regarding SpendSmart Networks’ ability to license out its existing products and technologies and license additional products and technologies and the terms of such licenses; and other risks and uncertainties described in SpendSmart Networks’ filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K/A, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this newsletter speak only as of the date of this newsletter and are based on SpendSmart Network’s current beliefs and expectations. SpendSmart Networks undertakes no obligation to update or revise any forward-looking statements.